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                                   EXHIBIT 4.3

                          [FORM OF WARRANT CERTIFICATE]


                           THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE
                  NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISPOSITION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL FOR THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER SUCH ACT.


No. WTW-                                              _________________ Warrants
                                                               CUSIP____________

                             WARRANT CERTIFICATE FOR
                            PURCHASE OF COMMON STOCK

                          VOID AFTER DECEMBER 29, 2005


                         AMERICAN COUNTRY HOLDINGS INC.
                             a Delaware Corporation

             This certifies that FOR VALUE RECEIVED _______________ or registered assigns (the "Registered Holder") is the owner of the number of Warrants ("Warrants") specified above. Each Warrant initially entitles the Registered Holder to purchase, subject to the term and conditions set forth in this Certificate and the Warrant Agreement (as hereinafter defined), one fully paid and non-assessable share of Common Stock, $.01 par value ("Common Stock"), of American Country Holdings Inc., a Delaware corporation (the "Company"), at any time prior to the Expiration Date (as hereinafter defined) upon the presentation and surrender of this Warrant Certificate with the Subscription Form on the reverse hereof duly executed, at the corporate office of American Stock Transfer & Trust Company as Warrant Agent, or its successor (the "Warrant Agent"), accompanied by payment of $1.925 per share of Common


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Stock, if exercised at any time after the date hereof and on or before 3:30 p.m.
New York time on December 29, 2005 (the "Purchase Price") in lawful money of the United States of America in cash or by official bank or certified check made payable to the Company.

                  This Warrant Certificate and each Warrant represented hereby are issued pursuant to and are subject in all respects to the terms and conditions set forth in the Warrant Agreement (the "Warrant Agreement") dated as of December 29, 2000 between the Company and the Warrant Agent.

                  In certain events provided for in the Warrant Agreement, the Purchase Price or the number of shares of Common Stock subject to purchase upon the exercise of each Warrant represented hereby are subject to modification or adjustment.

                  Each Warrant represented hereby is exercisable at the option of the Registered Holder, but no fractional shares of Common Stock will be issued. In the case of the exercise of less than all the Warrants represented hereby, the Company shall cancel this Warrant Certificate upon the surrender hereof and shall execute and deliver a new Warrant Certificate or Warrant Certificates of like tenor, which the Warrant Agent shall countersign, for the balance of such Warrants.

                  The term "Expiration Date" shall mean 3:30 P.M. New York time on December 29, 2005 or such earlier date as the Warrants shall expire. If such date shall in the State of New York be a holiday or a day on which the banks are authorized to close, then the Expiration Date shall mean 3:30 P.M. New York time the next following day which in the State of New York is not a holiday or a day on which banks are authorized to close.

                                        2

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                  This Warrant shall not be exercisable by a Registered Holder in any state where such exercise would be unlawful.

                  This Warrant Certificate is exchangeable, upon the surrender hereof by the Registered Holder at the corporate offices of the Warrant Agent, for a new Warrant Certificate or Warrant Certificates of like tenor representing an equal aggregate number of Warrants, each of such new Warrant Certificates to represent such number of Warrants as shall be designated by such Registered Holder at the time of such surrender. Upon due presentment together with any tax or other governmental charge imposed in connection therewith, for registration of transfer of this Warrant Certificate at such office, a new Warrant Certificate or Warrant Certificates representing an equal aggregate number of Warrants will be issued to the transferee in exchange therefor, subject to the limitations provided in the Warrant Agreement.

                  Prior to the exercise of any Warrant represented hereby, the Registered Holder shall not be entitled to any rights or a stockholder of the Company, including, without limitation, the right to vote or to receive dividends or other distributions, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided in the Warrant Agreement.

                  Prior to due presentment for registration of transfer hereof, the Company and the Warrant Agent may deem and treat the Registered Holder as the absolute owner hereof and of each Warrant represented hereby (notwithstanding any notations of ownership or writing hereon made by anyone other than a duly authorized officer of the Company or the Warrant Agent) for all purposes and shall not be affected by any notice to the contrary.

                                        3

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                  This Warrant Certificate shall be governed by and construed in accordance with the laws of the State of Illinois.

                  This Warrant Certificate is not valid unless countersigned by the Warrant Agent.

                                        4

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                  IN WITNESS WHEREOF, the Company has caused this Warrant
Certificate to be duly executed, manually or in facsimile by two of its officers thereunto duly authorized and a facsimile of its corporate seal to be imprinted hereon.
                                     AMERICAN COUNTRY HOLDINGS INC.


Dated: ___________________________   By __________________________________


This Warrant is one of the
warrants referred to in the
above-mentioned Warrant
Agreement Countersigned:

AMERICAN STOCK TRANSFER &
  TRUST COMPANY
  as Warrant Agent


By _________________________________________
             Authorized Officer

                                        5

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                    [FORM OF REVERSE OF WARRANT CERTIFICATE]

                                SUBSCRIPTION FORM

                     To Be Executed by the Registered Holder
                          in Order to Exercise Warrants

                  The undersigned Registered Holder hereby irrevocably elects to exercise, upon the terms and subject to the conditions set forth in the Warrant Agreement dated December 29, 2000, Warrants represented by this Warrant Certificate and to purchase the securities issuable upon the exercise of such Warrants, and requests that certificates for such securities shall be issued in the name of

         PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER

                             _________________________________________

                             _________________________________________

                             _________________________________________

                              [please print or type name and address]

and be delivered to
                             _________________________________________

                             _________________________________________

                             _________________________________________

                              [please print or type name and address]

and if such number of Warrant shall not be all the Warrants evidenced by this Warrant Certificate, that a new Warrant Certificate for the balance of such Warrants be registered in the name of, and delivered to, the Registered Holder at the address stated below.

                  In full payment of the Purchase Price with respect to the Warrants exercised, the undersigned hereby tenders payment of $_______ in cash or by official bank or certified check payable to the order of American Country Holdings Inc. and undertakes to provide the Warrant Agent any additional tax or charge within five (5) business days.

                  The undersigned represents that the exercise of the within Warrant was solicited by a member of the National Association of Securities Dealers, Inc. if not solicited by an NASD member, please write "unsolicited" in the space below. Unless otherwise indicated by listing the name of another NASD member firm, it will be assumed that the exercise was solicited by Janney Montgomery Scott Inc.



                                        6

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                                  ______________________________________________
                                  (Name of NASD Member if other than
                                  Janney Montgomery Scott, Inc. or
                                  write "unsolicited.")

Dated: _______________________    x ____________________________________________

                                  ______________________________________________

                                  ______________________________________________
                                                       Address

                                  ______________________________________________
                                      Taxpayer Identification Number

                                  ______________________________________________
                                                Signature Guaranteed

                                  ______________________________________________








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                                   ASSIGNMENT

                     To Be Executed by the Registered Holder
                           in Order to Assign Warrants


FOR VALUE RECEIVED, __________________________________ hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER


                             _________________________________________

                             _________________________________________

                             _________________________________________

                              [please print or type name and address]


______________________ of the Warrants represented by this Warrant Certificate, and hereby irrevocably constitutes and appoints____________________ Attorney to transfer this Warrant Certificate on the books of the Company, with full power of substitution in the premises.

Dated:                              x
      ______________________         ___________________________________________
                                              (Signature)



                                    ____________________________________________
                                            Name (Please Print)

                                    ____________________________________________
                                             (Address)


                                    ____________________________________________
                                    (Taxpayer Identification number)


                                    Signature Guaranteed

                                    ____________________________________________


THE SIGNATURE TO THIS ASSIGNMENT OR THE SUBSCRIPTION FORM MUST CORRESPOND TO THE NAME AS WRITTEN UPON THE FACE OF THIS WARRANT CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER, AND MUST BE GUARANTEED BY A COMMERCIAL BANK OR TRUST COMPANY OR A MEMBER FIRM OF THE AMERICAN STOCK EXCHANGE, NEW YORK STOCK EXCHANGE, PACIFIC STOCK EXCHANGE OR MIDWEST STOCK EXCHANGE.

                                        8